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                                                                 EXHIBIT 10.211


                 Amendment to Employees and Facilities Agreement


This Amendment to Employees and Facilities Agreement is dated as of December 19, 2001, and amends, effective January 1, 2002, that certain Employees and Facilities Agreement dated as of May 19, 2000 and further amendments dated October, 2000, February 7, 2001 and June 4, 2001 (the "Original Agreement") by and among Wilshire Technologies, Inc., a California corporation ("Wilshire") and Foamex Asia Co., Ltd., a limited company organized and existing under the laws of the Kingdom of Thailand ("Foamex").

        1. The Original Agreement is in full force and effect. The Original Agreement provides for termination on December 31, 2001. The parties desire to renew the Original Agreement for a period of one year, commencing January 1, 2002 and terminating December 31, 2002, subject to the following modifications, which shall apply with respect to the renewal period only.

        (a) The chart set forth in Section 2.2 of the Original Agreement shall be replaced in full by the following chart:


                                          Foamex's Maximum
        Key Personnel                   Monthly Contribution
        -------------                   --------------------
        Fred Pisacane                          8,200
        Tom Laws                               4,400
        Rex Peterson                           4,200
        Debra Blache                           2,900
        Erica Bryant                           1,100
        Becky Noel                             2,200
        Warehouse                              1,600
        Nancy Brantner                         1,600
        Suzanne Barris                         2,300
        Chris Freitag                          3,800

        In addition to the Key Personnel noted above, Foamex agrees to pay to Wilshire fifteen percent (15%) of the total monthly compensation (including salary, benefits, and withholdings) paid to Heather Davis, up to a maximum amount of seven hundred dollars ($700.00). The parties anticipate that Ms. Davis' services to Foamex will not exceed 6 hours per week.

        Foamex further agrees to pay to Wilshire six thousand dollars ($6,000.00) per month for Laura Dotson's services as Ms. Dotson will continue to dedicate one hundred percent (100%) of her services to Foamex during that time period.

        (b) Section 4.6. is modified to read:

        "On the first day of each calendar month during the Term of this Agreement, Foamex agrees to pay to Wilshire the sum of $7,480.00, which amount represents fifty



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percent (50%) ("Foamex's Share of Lease Expenses") of the Division's current net monthly lease expenses. In the event the Effective Date is other than the first day of a calendar month, Foamex's Share of Monthly Lease Expenses due hereunder will be prorated based upon a 30-day calendar month."

        (c) Section 5.0 is modified to read:

        "Administration Services - Wilshire shall provide the following administration services to Foamex during the term of this Ongoing Agreement:

               5.1.1. Arranging meetings, visits, training and consultations between Foamex and Wilshire concerning technical matters relative to the Purchase Agreement.

               5.1.2. Producing reports of Wilshire to aid in the ownership transition contemplated under the Purchase Agreement.

               5.1.3. Supervising submission and acceptance of all items payable pursuant to this Ongoing Agreement.

               5.1.4 Maintain adequate values of Domestic Property insurance to cover the estimated value of Foamex inventory warehoused by Wilshire. A monthly fee of seven hundred dollars ($700.00) will be billed to Foamex to reimburse Wilshire for the portion of premiums related to the Foamex inventory.

        (d) Section 7.1 is modified to read:

        "The term of the renewal of this Agreement will commence on January 1, 2002 and will continue until December 31, 2002 ("Renewal Term").

        2. Except as expressly set forth in this Amendment, the terms of the Original Agreement shall continue to apply during the Renewal Term.



                                 Wilshire Technologies, Inc.,
                                 a California corporation


                                 By  /s/  Kevin Mulvihill
                                     --------------------------------------
                                 Title: Kevin Mulvihill, President and CEO


                                 FOAMEX ASIA CO., LTD.,
                                 a limited company organized and existing under the laws of the Kingdom of Thailand


                                 By: /s/ Steve Scibelli
                                     --------------------------------------
                                 Title: Stephen P. Scibelli, Jr., President



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